Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2013

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    394

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     1
	    Class C	      $    26
	    Class Y	      $ 1,362


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.1670

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0060
    	    Class C	      $0.0450
	    Class Y	      $0.2050


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2351

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                89
	    Class C               530
	    Class Y		 5864


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 16.93

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 16.35
	    Class C           $ 16.44
	    Class Y	      $ 16.91



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    45

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     1
	    Class C	      $     1
	    Class Y	      $   803



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.1100

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0280
    	    Class C	      $0.0280
	    Class Y	      $0.1410

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          442

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                13
	    Class C                37
	    Class Y		 5780


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.18

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  9.89
	    Class C           $  9.89
	    Class Y	      $ 10.09